                                                                     Exhibit 2.2
                                    AGREEMENT

                  This Agreement, dated as of August [ ], 1999, is by and between FINOVA Capital Corporation ("FINOVA"), a Delaware corporation whose address is 111 West 40th Street, New York, New York 10018, and Consolidated Yacht Corporation ("Buyer"), a Florida corporation whose address is 2411 S.W. 29 Way, Fort Lauderdale, Florida 33312 (each of the foregoing parties is referred to herein individually as a "Party" and collectively as the "Parties").

                                    RECITALS:

                  WHEREAS, Revenge Marine, Inc. (a Nevada Corporation) and Revenge Marine, Inc. (a Delaware Corporation) each having its principal place of business at 2051 N.W. 11th Street Miami, Florida 33125 (collectively, "Revenge") and FINOVA entered into a certain Loan and Security Agreement dated October 23, 1998 and that certain amendment thereto dated as of March 17, 1999 (collectively, the "Security Agreement"); and

                  WHEREAS, pursuant to the Security Agreement, FINOVA made loans to Revenge, the current outstanding balance of which is [$2,041,500] (the "Obligations"), that are secured by a security interest in all of the assets of Revenge, inclusive of those assets being sold herein to Buyer; and

                  WHEREAS, FINOVA filed UCC-1 financing statements in the State of Florida; and

                  WHEREAS, certain defaults exist under the Security Agreement and Revenge has granted to FINOVA peaceful possession of the assets; and

                  WHEREAS, Buyer desires to buy the Egret Boat Company assets, more specifically described in the Schedule attached hereto as Schedule "A" ("Egret Assets"), and FINOVA desires to cause a sale of the Egret Assets to the Buyer.

                                   AGREEMENTS

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, parties hereto, each intending to be legally bound, agree as follows:

                  1. SALE OF ASSETS.

                           (a) Effective upon the Transfer Date (as hereinafter
defined), and subject to the terms and conditions set forth herein, FINOVA hereby sells, assigns and transfers to Buyer and Buyer hereby agrees to purchase and accept from FINOVA, all right, title and interest of FINOVA in and to the Egret Assets. Except as expressly set forth herein, the sale, assignment and transfer of the Assets is and shall be made "AS IS", "WHERE IS", "WITH ALL FAULTS".

                  2. PURCHASE PRICE. The purchase price for the Egret Assets is $550,000 payable to FINOVA in accordance with the terms and conditions set forth in the loan and security agreement, the secured promissory note and other documents, instruments and agreements to be entered into between FINOVA and Buyer (the "Loan Documents") not later than August __, 1999, which Loan Documents are enumerated on Schedule "B" attached hereto and shall be in form and substance satisfactory to FINOVA in its complete and absolute discretion.

                  3. CLOSING. The closing of the transactions contemplated herein shall occur by:

                           (a) the delivery by each of FINOVA and the Buyer to
the other of a duly completed and executed counterpart of this Agreement;

                           (b) the delivery to FINOVA of the fully executed Loan
Documents, and any other documents that FINOVA in its sole and absolute discretion shall deem necessary; and

                           (c) upon FINOVA's receipt of the fully executed Loan
document and the executed counterpart of this Agreement, FINOVA shall deliver to Buyer a duly executed Bill of Sale, selling FINOVA's right, title and interest in and to the Egret Assets in the form annexed hereto as Schedule C (the "Transfer Date").

                  4. TIME IS OF THE ESSENCE. Buyer acknowledges and agrees that each and every one of the dates, time periods and time limitations set forth in this Agreement shall be of the essence of this Agreement as against Buyer.

                  5. BUYER'S REPRESENTATIONS. The Buyer hereby represents and warrants to FINOVA as follows:

                           (a) BUYER'S GOOD STANDING AND AUTHORITY. It is
validly existing and in good standing under the laws of the State of Florida, and has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby, and has obtained all consents and approvals, and made all registrations, required to be made or obtained by it in connection herewith.

                           (b) NO CONTRAVENTION. The execution, delivery and
performance of this Agreement, delivered by it in connection herewith does not violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it,
(ii) any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it may be bound or to which any of its assets is subject, or
(iii) any provision of its charter or by-laws.

                           (c) VALIDITY. This Agreement is binding upon and is
enforceable against the Buyer in accordance with its terms.

                           (d) REGISTRATION. No registration with or consent or
approval of, or any other action by, any governmental authority or any other person is required in connection with its execution, delivery and performance of, or is necessary for the validity or enforceability of this Agreement.

                           (e) NO INVESTMENT ADVICE. It acknowledges that FINOVA
has not given any investment advice, credit information or rendered any opinion as to whether the purchase of the Assets is prudent.

                           (f) SOPHISTICATED BUYER. Buyer is a sophisticated
purchaser with respect to the Assets and has adequate information to make informed decisions regarding the purchase of the Assets and has, independently and based upon such information as it has deemed appropriate, made its own independent decision to enter into this Agreement. Buyer acknowledges and understands that no employee, agent, representative or attorney of FINOVA has been authorized to make, and that the Buyer has not relied upon and shall not be entitled to rely upon, any statements or representations other than those specifically contained in this Agreement.

                           (g) DUE DILIGENCE. Prior to executing this Agreement,
Buyer has made or has been given the opportunity to make such examinations, reviews and investigations as it deems necessary or appropriate in making its decision to purchase the Assets. Buyer has obtained legal counsel, and has such knowledge or experience in the business of Revenge and related business matters as to be able, either alone or with its representatives, advisors or legal counsel, to calculate the merits and risks of purchasing the Assets. Buyer has been and will continue to be solely responsible for the making of its own independent investigation as to all aspects of the Assets.

                           (h) NO REPRESENTATIONS. FINOVA does not and will not
make any oral or written representations, warranties, promises or guarantees whatsoever, whether expressed or implied, concerning or with regard to, and expressly disclaims any liability or obligation with respect to, concerning or relating to, any of the Assets.

                           (i) NO BROKER. FINOVA shall not be liable for any
broker, finder or other person or entity acting pursuant to the authority of Buyer in connection with the transactions contemplated hereby.

                           (j) NO RECOURSE. Buyer acknowledges that the
assignment and transfer of the Assets to Buyer is irrevocable and Buyer has no recourse to FINOVA, except as may otherwise be provided herein.

                  6. NO WAIVER. Each of the Guarantors of the debts and obligations of Revenge, each of whom is a signatory hereto ("Guarantors"), agrees and acknowledges that they shall remain liable to FINOVA under the terms of their respective guarantys delivered to FINOVA with respect to any deficiency resulting from the sale of assets to Buyer and to any other third parties and that nothing herein shall be deemed a waiver by FINOVA of its rights against the Guarantors and each of the Guarantors agrees and acknowledges that with respect to the calculation of any deficiency resulting from the sale of the assets of Revenge, only cash proceeds actually received by FINOVA from the purchaser(s) or transferee(s) of the assets shall be credited against the Obligations and that any non-cash consideration shall not be credited against the Obligations unless and until such non-cash consideration results in FINOVA receiving actual cash proceeds.

                  7. COSTS AND EXPENSES.

                     Each Party shall bear its own costs, out-of-pocket fees and expenses, including attorneys' fees, incurred in connection with the preparation, negotiation and consummation of this Agreement. Buyer shall pay any transfer, conveyance, real property transfer, mortgage or mortgage recording, sales, use, value added, stock or note transfer and stamp taxes, any recording, registration or other similar taxes, expenses or fees and any penalties, interest and fees thereon, imposed by any taxing authority, recording officer or register, or other governmental authority in connection with the transactions contemplate

                  8. NOTICES. All notices between parties shall be in writing. Notices delivered personally or by telecopier shall be deemed received on the same business day if delivered personally or by telecopier before 5:00 p.m. on such day, and otherwise on the next day. Notices deposited with an overnight courier service prior to this deadline on any business day shall be deemed received on the next business day. Notices deposited in the mail, postage prepaid, on any business day shall be deemed received on the third business day following such deposit. All notices to the FINOVA shall be given to:

                           FINOVA Capital Corporation
                           111 West 40th Street
                           New York, New York 10018
                           Attention:  James Bradley
                           Telephone:  (212) 403-0731
                           Telecopier: (212) 403-0913

With a copy to:

                           Ruskin, Moscou, Evans & Faltischek
                           170 Old Country Road
                           Mineola, New York 11510
                           Attention:  Vincent J. Coyle, Jr.
                           Telephone:  (516) 663-6517
                           Telecopier: (516) 663-6678

All notices to the Buyer shall be given to:

                           Consolidated Yacht Corporation
                           2411 SW 29 Way
                           Fort Lauderdale, Florida 33312
                           Attention:  Jim Gardiner
                           Telephone No.:
                           Telecopier No.:

With a copy to:

                           Attention:
                           Telephone:
                           Telecopier:

                  9. FINAL INTEGRATION. All exhibits referred to in this Agreement and incorporated herein and made a part hereof. This Agreement and the exhibits hereto shall serve as a final integration and expression of all agreements between FINOVA and the Buyer with respect to the subject matter hereof, and any previous agreement, representation or warranty, whether oral or written, shall have no force effect.

                  10. CHOICE OF LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Arizona. Each Party hereby irrevocably consents to the personal jurisdiction in any state or federal court located in Maricopa County, Arizona in any action to enforce, interpret or construe any provision of this Agreement or of any other agreement or document delivered in connection with this Agreement. EACH PARTY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, PROCEEDING OR COUNTERCLAIM INSTITUTED WITH RESPECT TO THIS AGREEMENT.

                  11. SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants, disclaimers, acknowledgements and agreements made by the parties hereto shall be considered to have been relied upon by the Parties and shall survive the execution, delivery and performance of this Agreement and all other documents contemplated herein.

                  12. AMENDMENTS. No amendments of any provision of this Agreement shall be effective unless it is in writing and signed by FINOVA and the Buyer, and no waiver of any provision of this Agreement nor consent to any departure by the FINOVA or the Buyer therefrom, shall be effective unless it is in writing and signed by each of the other parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  13. HEADINGS. The headings of the sections and subsections of this Agreement are for informational purposes only, do not constitute a part of this Agreement and shall not affect the interpretation hereof.

                  14. COUNTERPARTS. This Agreement may be executed in counterparts each of which when so executed shall be original but all such counterparts shall together constitute but one and the same instrument. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, PROVIDED that the Party so delivering such counterpart shall, promptly after such delivery, deliver the original of such counterpart of this Agreement to each of the other Parties.

                  15. NO THIRD PARTY BENEFICIARIES. This Agreement is intended to govern certain rights and obligations among the Parties hereto and it is the intent of the Parties that there shall be no third-party beneficiaries hereunder.

                  16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement on the date first above written.

                               FINOVA CAPITAL CORPORATION



                               By:
                                  ----------------------------------
                                  Name:  James Bradley
                                  Title: Assistant Vice President



                               CONSOLIDATED YACHT CORPORATION



                               By:
                                  ----------------------------------
                                  Name:  Jim Gardiner
                                  Title: President

AGREED AND
CONSENTED TO:

Revenge Marine, Inc. (A Delaware Corporation)
Revenge Marine, Inc. (A Nevada Corporation)



By:
   ----------------------------------
Name:  William Robinson,
Title: President



Egret Boat Company, Inc., Guarantor


By:
   ----------------------------------

Consolidated Marine, Inc., Guarantor



By:
   ----------------------------------

Allied Capital Corporation, Guarantor



By:
   ----------------------------------


Capital Markets Alliance, Guarantor



By:
   ----------------------------------


Revenge Marine, Inc. (Oklahoma), Guarantor



By:
   ----------------------------------




-------------------------------------
William Robinson, Guarantor



-------------------------------------
Scott Flanders, Guarantor



-------------------------------------
Jim Gardiner, Guarantor



-------------------------------------
James Bradley, Assistant Vice President